UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2005

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 414-908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURES

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2005, as reported in Weyco Group, Inc.’s Form 8-K of the same date, Virgis Colbert, an independent director of the Company resigned. As a result, Weyco currently has six directors, three of whom are independent within the meaning of Nasdaq’s rules.

Therefore, on February 1, 2005, Weyco notified Nasdaq that it is not currently in compliance with Rule 4350 which requires a company to have a majority of independent directors. Under Rule 4350(c) (1) Weyco has until the earlier of January 31, 2006 or its next shareholder meeting, which will be April 26, 2005, to rectify the situation. Weyco advised Nasdaq that it expects to have another independent director appointed by the Board of Directors to fill the remaining term of Mr. Colbert by the date of its annual meeting.

On February 3, 2005, Weyco received a notice from Nasdaq confirming that as a result of Mr. Colbert’s resignation the Company is no longer in compliance with the independent director requirement set forth in Rule 4350(c)(1), which requires that a majority of the board of directors be independent, and that consistent with that rule the Company will be provided a cure period until the earlier of the Company’s next annual shareholders meeting or January 31, 2006, in order to regain compliance. As stated above, Weyco expects to have another independent director appointed by the Board of Directors to fill the remaining term of Mr. Colbert by the date of its annual meeting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYCO GROUP, INC.

(Registrant)

Date February 4, 2005

/s/ JOHN WITTKOWSKE
John Wittkowske
Senior Vice President/CFO